EXHIBIT 99.1


             VALENCE TECHNOLOGY REPORTS THIRD QUARTER 2002 RESULTS

COMPANY ENTERS NEXT PHASE OF STRATEGIC PLAN

AUSTIN, Texas--(BUSINESS WIRE)--Feb. 14, 2002--Valence Technology Inc. (Nasdaq:VLNC - NEWS), a leader in the development and commercialization of Lithium-ion polymer rechargeable batteries, today reported financial results for third quarter of fiscal year 2002 ended Dec. 31, 2001.

The company reported revenue for the third quarter of fiscal 2002 of $1.1 million, representing an increase of 109.2% from $527 thousand in the second quarter of 2002, and a decrease of 40.5% from $1.9 million in the third quarter of fiscal year 2001. Licensing sales represented over 90% of the total revenue for the quarter with systems revenue comprising the difference.

For the third quarter, the company reported a net loss of $42.2 million, or $0.93 per basic and diluted share, compared with a net loss of $10.1 million, or $0.22 per basic and diluted share, in the second quarter of fiscal 2002, and a net loss of $10.6 million, or $0.28 per basic and diluted share, in the third quarter of fiscal 2001. This loss includes the impact of a one-time charge for impairment of assets of $31.9 million or $0.70 per basic and diluted share, which represents a write-down of manufacturing equipment in the company's Northern Ireland facility, and a portion of the value of the intellectual property acquired from Telcordia in December 2000, no longer central to the company's new phosphate technology and business strategy. Excluding this charge, the net loss would have been $10.2 million or $0.23 per basic and diluted share.

Stephan Godevais, president and CEO of Valence, said, "We are beginning to see a number of positive results that are directly tied to the execution of our new strategy. The past few weeks have revealed Valence's transformation from a research and development organization to a customer-focused business."

Recent Announcement Highlights

     o Valence launched its Saphion(tm) Lithium-ion technology, with unique cost, safety and environmental benefits that position it to potentially become the preferred battery technology of the decade.

     o The company transitioned the production of its Saphion polymer batteries from Research and Development to its Northern Ireland manufacturing facility, where it is ramping production

     o At the DEMO 2002 conference, Valence demonstrated its first end-user product, the N-Charge(tm) Power System, which delivers up to five days of non-stop cell phone talk time or 10 hours of continuous notebook use,

     o The company announced that the first customer to sign up for the N-Charge(tm) Power System is Acer Inc., a major computer OEM

     o Valence obtained its first "design win" for Saphion technology with Wistron Corporation, a major computer ODM/OEM


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"As we move aggressively into the next stage of our business, we're more confident than ever that the strength of the technology combined with the market potential creates a significant growth opportunity for Valence," Godevais said.

About Valence Technology Inc.

Valence is a leader in the development and commercialization of Lithium-ion polymer rechargeable batteries. Valence has more than 790 issued and pending patents worldwide, including 284 issued in the U.S. Valence operates facilities in Austin, Texas, Henderson, Nev. and Mallusk, Northern Ireland. Valence is traded on the Nasdaq National Market under the symbol VLNC. Valence can be found on the Internet at WWW.VALENCE.COM.

Forward-Looking Statements

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


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
                    Valence Technology Inc. and Subsidiaries
                          (a development stage company)
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                            Dec. 31, 2001        March 31, 2001
                                            --------------       --------------
                                             (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                        $1,094               $3,755
 Short term investments                               --                5,133
 Accounts receivable                               2,302                4,889
 Inventory                                         3,118                4,825
 Prepaid and other current assets                  1,621                  901
                                               ----------            ---------
Total current assets                               8,135               19,503

Long term investments                             17,533               12,554
Property, plant and equipment, net                14,069               29,988
Intellectual property, net                        11,602               25,690
                                               ----------            ---------
Total assets                                      51,339               87,735
                                               ----------            ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                   774                1,686
 Accounts payable                                  1,742                5,759
 Accrued expenses                                  7,080                2,977
 Grant payable                                     1,757                1,713
 Accrued compensation                                506                  648
                                               ----------            ---------
Total current liabilities                         11,859               12,783

Deferred revenue                                      --                2,500
Long-term debt, less current portion               6,062                4,568
Long-term debt to stockholder                     39,465               16,083
                                               ----------            ---------
Total liabilities                                 57,386               35,934

Commitments and contingencies

Mandatorily redeemable convertible
 preferred stock
  Authorized: 10,000,000 shares Series B,
   $0.001 par value, issued and outstanding:
     0 and 3,500 shares at December 31, 2001
      and March 31, 2001, respectively                --                2,736

Stockholders' (deficit) equity:
Common stock, $0.001 par value, authorized:
 100,000,000 shares, issued and outstanding:
  45,552,310 and 44,421,974 shares at
   December 31, 2001 and March 31, 2001,
    respectively                                      46                   44

Additional paid-in capital                       330,924              325,103
Notes receivable from stockholder                 (4,862)              (4,862)
Deficit accumulated during the
 development stage                              (328,496)            (267,083)
Accumulated other comprehensive
 income (loss)                                    (3,659)              (4,137)
                                               ----------            ---------
Total stockholders' (deficit) equity              (6,047)              49,065

      Total liabilities, mandatorily
       redeemable convertible preferred
         stock and stockholders' equity          $51,339              $87,735
                                               ----------            ---------


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
                    Valence Technology Inc. and Subsidiaries
                          (a development stage company)
     Condensed Consolidated Statements of Operations and Comprehensive Loss
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                Period from       Three Months            Nine Months
                               March 3, 1989         Ended                   Ended
                                 date of      --------------------   ---------------------
                               inception) to  Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                               Dec. 31, 2001    2001        2000        2001        2000
                              --------------  --------    --------    --------    --------
Revenue:
Research and development
  contracts                        $21,605        $ --        $ --        $ --        $ --
License and royalty revenue          4,681       1,003          --       3,181          --
Battery and laminate sales          10,016         100       1,854       1,307       5,955
                                 ----------  ----------  ----------  ----------  ----------
  Total revenue                     36,302       1,103       1,854       4,488       5,955
Cost of Sales                       26,671       2,210       4,742       6,546      14,151
IDB revenue grant                   (1,191)         --        (190)         --      (2,117)
                                 ----------  ----------  ----------  ----------  ----------
 Net cost of sales                  25,480       2,210       4,552       6,546      12,034
Gross Margin                        10,822      (1,107)     (2,698)     (2,058)     (6,079)
Costs and expenses:
Research and product
 development                       116,705       2,209       1,122       6,711       5,083
Marketing                            6,568         470         267       1,554         627
General and administrative          72,396       2,905       3,239       9,668       8,216
Depreciation and amortization       53,108       2,429       2,849       7,282       8,082
Impairment charge                   31,884      31,884          --      31,884          --
                                 ----------  ----------  ----------  ----------  ----------
 Total costs and expenses          280,661      39,897       7,477      57,099      22,008
                                 ----------  ----------  ----------  ----------  ----------
 Operating loss                   (269,839)    (41,004)    (10,175)    (59,157)    (28,087)
Cost to settle
 stockholder lawsuit               (30,061)         --          --          --          --
Other expenses                     (34,077)         --          --          --          --
Loss on disposal of assets            (170)        (23)         --        (170)         --
Interest and other income           20,161         119         191         818         905
Interest expense                   (12,010)     (1,257)       (591)     (2,904)     (1,544)
Equity in loss of
 joint venture                      (2,500)         --          --          --        (345)
                                 ----------  ----------  ----------  ----------  ----------
  Net loss                        (328,496)    (42,165)    (10,575)    (61,413)    (29,071)

Beneficial conversion
 feature on preferred stock                         --         (53)         --        (158)
                                             ----------  ----------  ----------  ----------
 Net loss available to common
  stockholders                                $(42,165)   $(10,628)   $(61,413)   $(29,229)

Other comprehensive loss:
 Net loss                                      (42,165)    (10,575)    (61,413)    (29,071)

Change in foreign currency
 translation adjustments                          (170)        245         478      (3,287)
                                             ----------  ----------  ----------  ----------
  Comprehensive loss                          $(42,335)   $(10,330)   $(60,935)   $(32,358)

Net loss per share available
 to common stockholders                         $(0.93)     $(0.28)     $(1.35)     $(0.78)
                                             ==========  ==========  ==========  ==========
Shares used in computing net loss per
 share available to common stockholders,
  basic and diluted                             45,552      38,041      45,483      37,570
                                             ==========  ==========  ==========  ==========


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CONTACT:
     For Valence Technology Inc.
     Media Contact:
     Blanc and Otus
     Sue Ellen Schaming, 415/856-5129
     SSCHAMING@BLANCANDOTUS.COM
      or
     Investor Contact:
     Hill & Knowlton Inc.
     Stacy Roughan, 323/966-5784
     SROUGHAN@HILLANDKNOWLTON.COM


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